Exhibit 99.1

Future FinTech Group Inc. Announces the Closing of $11.9 Million

Registered Direct Offering

NEW YORK, February 11, 2021 /PRNewswire/ -- Future FinTech Group Inc. (NASDAQ: FTFT) (“Future FinTech”, “FTFT” or “the Company”), a leading blockchain based e-commerce company and a service provider for financial technology, today announced that it closed the registered direct offering of 2,000,000 shares of its Common Stock at a purchase price of $5.95 per share on February 11, 2021. The gross proceeds of this offering are $11,900,000. The Company issued a total of 2,000,000 shares of its Common Stock in the offering. The net proceeds from this offering will be used for growth capital and general working capital purposes.

A.G.P./Alliance Global Partners acted as the sole placement agent for the offering.

All offers were made only by means of a prospectus, including a prospectus supplement pursuant to the Company’s effective shelf registration statement and base prospectus contained therein. The shelf registration statement on Form S-3 (File No. 333-224686) relating to the offering was previously filed with the U.S. Securities and Exchange Commission (the “SEC”) and declared effective on December 11, 2020. A prospectus supplement related to the offering was filed with the SEC on February 11, 2021 and is available at www.sec.gov.

This press release does not constitute an offer to sell or the solicitation of an offer to buy the securities, and these securities cannot be sold in any state in which this offer, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

For further details of this transaction, please see the Current Report on Form 8-K filed with the SEC on February 10, 2021, as amended which can be viewed at www.sec.gov.

About Future FinTech Group Inc.

Future FinTech Group Inc. (“Future FinTech”, “FTFT” or the “Company”) is a leading blockchain e-commerce company and a service provider for financial technology incorporated in Florida. The Company’s operations include a blockchain-based online shopping mall platform, Chain Cloud Mall (“CCM”), a cross-border e-commerce platform (NONOGIRL), an incubator for blockchain based application projects. The Company is also engaged in the development of blockchain based technology and services as well as financial technology services. For more information, please visit http://www.ftftex.com/.

Safe Harbor Statement

Certain of the statements made in this press release are “forward-looking statements” within the meaning and protections of Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act. Forward-looking statements include statements with respect to our beliefs, plans, objectives, goals, expectations, anticipations, assumptions, estimates, intentions, and future performance, and involve known and unknown risks, uncertainties and other factors, which may be beyond our control, and which may cause the actual results, performance, capital, ownership or achievements of the Company to be materially different from future results, performance or achievements expressed or implied by such forward-looking statements. All statements other than statements of historical fact are statements that could be forward-looking statements. You can identify these forward-looking statements through our use of words such as “may,” “will,” “anticipate,” “assume,” “should,” “indicate,” “would,” “believe,” “contemplate,” “expect,” “estimate,” “continue,” “plan,” “point to,” “project,” “could,” “intend,” “target” and other similar words and expressions of the future.

All written or oral forward-looking statements attributable to us are expressly qualified in their entirety by this cautionary notice, including, without limitation, those risks and uncertainties described in our annual report on Form 10-K for the year ended December 31, 2019 and our other reports and filings with SEC. Such reports are available upon request from the Company, or from the Securities and Exchange Commission, including through the SEC’s Internet website at http://www.sec.gov. We have no obligation and do not undertake to update, revise or correct any of the forward-looking statements after the date hereof, or after the respective dates on which any such statements otherwise are made.

Future FinTech Group Inc.

Tel:+ 888-622-1218

Email: ir@ftftex.com